EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the filing in this Registration Statement (no registration number assigned yet) on Form S-1 of Totaligent Inc. of our report dated April 7, 2025, except or the Subsequent Events footnote in Note 10, as to which the date is April 8, 2025, relating to our audit of the consolidated financial statements of Totaligent Inc. for the years ended December 31, 2024 and 2023.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Astra Audit & Advisory, LLC

Tampa, Florida

April 30, 2025